Exhibit 5.2

Allen Overy Shearman Sterling

9th Floor Three Exchange Square
Central
Hong Kong SAR
China

Tel	+852 2974 7000
Fax	+852 2974 6999

September 22, 2026

The Board of Directors
Tracx Logis Ltd.
5A Toh Guan Road East, #06-03,
CWT Jurong East Logistics Centre,
Singapore, 608830

Registration Statement on Form F-1.

Ladies and Gentlemen:

We have acted as United States counsel to Tracx Logis Ltd., a company incorporated in Singapore (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form F-1 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of, among other things, (a) 1,500,000 ordinary shares, no par value, of the Company (the “Shares”) and (b) up to 5.0% of the Shares sold in the initial public offering of the Company (the “Warrant Shares”) issuable upon the exercise of a warrant (the “Representative’s Warrant”) as described in the prospectus forming a part of the Registration Statement (the “Prospectus”). The Shares and the Representative Warrant are to be issued by the Company pursuant to an underwriting agreement between the Company and Roth Capital Partners, LLC (the “Representative”) as representative of the underwriters named in Schedule I thereto, the form of which is being filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

Partners				Registered Foreign Lawyers
Matthew J. Bower	Jonathan C.H. Hsui	Cindy H.Y. Lo1	Agnes S.W. Tsang	Victor G.H. Ho2
Hannah E. Cassidy	Tsui Miu Jing	Roger S.W.Y. Lui	Patrick P.H. Wong	Jin Ye3
Melody W.Y. Chan	Kyung Won Lee	David A. Norman	James Z. Yao
Xin Chen	Lina Lee	Yan Wen Tan
Guanyu Fang	Vicki Liu	Edward M. Taylor

[1]	Managing Partner, Hong Kong
[2]	Admitted to practise in California
[3]	Admitted to practise in New York

Allen Overy Shearman Sterling is affiliated with Allen Overy Shearman Sterling LLP, a limited liability partnership registered in England and Wales with registered office at One Bishops Square, London E1 6AD.

Allen Overy Shearman Sterling LLP or an affiliated undertaking has an office in each of: Abu Dhabi, Amsterdam, Antwerp, Austin, Bangkok, Beijing, Belfast, Boston, Bratislava, Brussels, Budapest, Casablanca, Chicago, Dallas, Dubai, Dublin, Düsseldorf, Frankfurt, Hamburg, Hanoi, Ho Chi Minh City, Hong Kong, Houston, Istanbul, Jakarta (associated office), London, Los Angeles, Luxembourg, Madrid, Milan, Munich, New York, Paris, Perth, Prague, Riyadh, Rome, San Francisco, São Paulo, Seoul, Shanghai, Silicon Valley, Singapore, Sydney, Tokyo, Toronto, Warsaw, Washington, D.C.

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Documents”):

(a) The Registration Statement.

(b) The Prospectus.

(c) The Underwriting Agreement, including a form of the Representative Warrant.

(c) Such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Documents, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e) That:

(i) The Company is duly organized under the laws of the jurisdiction of its organization.

(ii) The Company has power and authority (corporate or otherwise) to execute, deliver and perform the Underwriting Agreement and Representative Warrant.

(iii) The execution, delivery and performance by the Company of the Underwriting Agreement and Representative Warrant do not and will not, except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(f) That the execution, delivery and performance by the Company of the Underwriting Agreement and Representative Warrant do not and will not result in any conflict with or breach of any agreement or document binding on it.

(g) Except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Underwriting Agreement or Representative Warrant, or if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(h) Any Shares issuable upon exercise of the Representative Warrant have been duly authorized and, when issued, will be legally and validly issued, fully paid and non-assessable.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Guarantors, the Underwriting Agreement and the Representative Warrant or the transactions governed by the Underwriting Agreement and the Representative Warrant. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Guarantors, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Representative Warrant will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act, and (ii) the Representative Warrant shall have been duly executed and issued and duly delivered to the Representative, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

Our opinion expressed above is subject to the following qualifications:

(a) Our opinion is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b) Our opinion is also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) Our opinion is limited to General Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Allen Overy Shearman Sterling
Allen Overy Shearman Sterling

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